EXHIBIT 23

                              MOORE STEPHENS, P.C.
                          CERTIFIED PUBLIC ACCOUNTANTS
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                         CONSENT OF INDEPENDENT AUDITORS
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                  INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
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         We hereby consent to the inclusion of our report dated March 28, 2005 with respect to the audited consolidated financial statements of The Sagemark Companies Ltd. included in the Registration Statement on Form SB-2 of The Sagemark Companies Ltd. We also consent to the reference to us under the heading "Experts" in the Prospectus comprising a part of such Registration Statement.

         With respect to the unaudited consolidated interim financial information, we are aware that our report dated November 16, 2005 on our review of the consolidated interim financial statements of The Sagemark Companies Ltd. for the three and nine month periods ended September 30, 2005 and 2004 is included in the Registration Statement on Form SB-2 of The Sagemark Companies Ltd. We have applied limited procedure in accordance with the standards of the Public Company Accounting Oversight Board (United States). However, as stated in our separate report included in the Company's Quarterly Report on Form 10-QSB for the quarter ended September 30, 2005, and incorporated by referenced herein, we did not audit and we do not express an opinion on that interim consolidated financial information. Because of the limited nature of the review procedures applied, the degree of reliance on our report on such information should be restricted. Pursuant to Rule 436(c) under the Securities Act of 1933, this report on the unaudited consolidated interim financial information should not be considered a "report" or a "part" of the Registration Statement prepared or certified by us within the meaning of Sections 7 and 11 of the 1933 Act.


                                              /s/ MOORE STEPHENS, P.C.
                                              ----------------------------------
                                              Moore Stephens, P.C.
Cranford, New Jersey
January 4, 2006



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